SIMON TRANSPORTATION REPORTS FILING OF PRELIMINARY PROXY STATEMENT

SALT LAKE CITY, UTAH (PR Newswire) October 30, 2001 ----- Simon Transportation Services Inc. (Nasdaq/NMS: SIMN) announced today that it has filed a preliminary proxy statement with the SEC in connection with a special meeting of stockholders that will be held to approve certain equity investments in the Company by entities related to Jerry Moyes and his family.

Chief Executive Officer Jon Isaacson stated, "As previously announced, entities related to Jerry Moyes and his family have made a total of approximately $8.8 million in equity investments in the Company during the quarters ended June 30, 2001, and September 30, 2001. In accordance with Nasdaq requirements, the Company will hold a special meeting of stockholders to approve the issuance to the Moyes Partnership of warrants to Purchase Series I Preferred Shares and the issuance to a corporation controlled by Jerry Moyes of Series II Preferred Shares and warrants to purchase Series II Preferred Shares. We fully expect approval of the investments, which have provided the Company with an important source of liquidity."

The Company also announced today that it is currently in negotiations with its equipment lessors to restructure the terms of its lease obligations. Additional information concerning these negotiations is provided in the Company's preliminary proxy statement filed with the SEC.

Simon Transportation is a truckload carrier providing nationwide, predominantly temperature-controlled transportation services for major shippers. The Company's Class A Common Stock trades on the Nasdaq National Market under the symbol "SIMN".

                        For additional information contact:
                    Robert T. Goates, Chief Financial Officer
                                 (801) 924-7000

Except for the historical information contained herein, this press release, statements by the Company in reports to its stockholders and public filings, and oral public statements by Company representatives, contain forward-looking statements that involve risk, assumptions, and uncertainties that are difficult to predict. Words such as "anticipate," "believe," "estimate," "project," "may," "could," "expects," "likely," variations of these words, and similar expressions, are intended to identify such forward-looking statements. Such statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. The Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. The Company's actual results could differ materially from those discussed herein. Without limitation, factors that could cause or contribute to such differences include economic recessions or downturns in customers' business cycles, excessive increases in capacity within truckload markets, surplus inventories, decreased demand for transportation services offered by the Company, increases or rapid fluctuations in inflation, interest rates, fuel prices and fuel hedging, the availability and costs of attracting and retaining qualified drivers and owner-operators, increases in insurance premiums and deductible amounts relating to accident, cargo, workers' compensation, health, and other claims, seasonal factors such as harsh weather conditions that increase operating costs, the resale value of used equipment, the Company's ability to access adequate sources of capital, and the ability to negotiate, consummate, and integrate acquisitions. Readers should review and consider the various disclosures made by the Company in this press release and in its reports to its stockholders and periodic reports on Forms 10-K and 10-Q.

This press release is for information purposes only and is not a solicitation of proxies. The Company has filed with the SEC a preliminary proxy statement on
Schedule 14A and will file a definitive proxy statement on Schedule 14A prior to distributing proxy materials to stockholders. The solicitation of proxies will be made solely by the proxy statement that will be mailed to stockholders. STOCKHOLDERS SHOULD READ THE PROXY STATEMENT THAT WILL BE MAILED TO STOCKHOLDERS. THE PROXY STATEMENT WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER. Stockholders can obtain a free copy of the proxy statement, as well as other filings containing information about the Company, without charge, at the SEC's internet site (http://www.sec.gov).